Pricing Supplement Dated June 25, 2007 (To Prospectus Dated January 19, 2006)	Rule 424 (b) (3) File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:	5.75%

Effective Dates:	6-18-2007	through	6-24-2007